STATE OF Florida
COUNTY OF Palm Beach


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that COMVEST ALLEGIANT HOLDINGS, LLC, (the Holder) a 10% owner of Allegiant Travel Company, a
Nevada Corporation, does constitute and appoint Robert B. Goldberg, Linda A. Marvin and Andrew C. Levy the Holders true and lawful attorneys in fact, with full power of substitution, to act individually or jointly, for the Holder in any and all capacities, to sign, pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any report on Form 3, Form 4 or Form 5, respecting the securities of Allegiant Travel Company, and to file the same with the Securities and Exchange Commission and any other governing body as required, together with all exhibits thereto and other documents in connection therewith, and to sign on the Holders behalf and in the Holders stead, in any and all capacities, any amendments to said reports, incorporating such changes as said attorney in fact deems appropriate, hereby ratifying and confirming all that said attorney in fact may do or cause to be done by virtue hereof.

The authority of the Holders attorney in fact shall be effective
Until The Holder expressly revokes it in writing and files same with the Securities and Exchange Commission.

The Holder acknowledge that it has granted this power of attorney Solely to make it more convenient for the Holder to comply with its Reporting responsibilities under Section 16 of the Exchange Act, that the Holders granting of this power of attorney does not relieve the Holder of any of its responsibilities to prepare and file on a timely basis all reports that the Holder may be required to file under said Section 16, and that neither Allegiant Travel Company nor the Holders attorney in fact has assumed, or shall be deemed to assume, any of the Holders responsibilities in that regard.

IN WITNESS WHEREOF, the Holder has hereunto set its hand this 1st day of December, 2006.

Signature COMVEST ALLEGIANT HOLDINGS, LLC By Cecilio Rodriguez, CFO
          COMVEST ALLEGIANT HOLDINGS, LLC By Cecilio Rodriguez, CFO

ACKNOWLEDGMENT

BEFORE me this 30th day of November, 2006, came Cecilio Rodriguez, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

NOTARY PUBLIC Mary Lou Ahlgren

State of Florida
My Commission Expires December 5, 2006